UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $.01 per share	GNE	New York Stock Exchange

Series 2012-A Preferred stock, par value $.01 per share	GNE.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On March 24, 2020, the Registrant’s Board of Directors determined, that in light of the coronavirus (COVID-19), it would be in the best interest of the Registrant and its stockholders to postpone the Registrant’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which was originally scheduled to be held on May 19, 2020 at the Registrant’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102, to 10:30 a.m. local time on June 4, 2020 at the same location. In light of the change of the date of the Annual Meeting, the Registrant’s Board of Directors also changed the record date for determining the holders of shares of the Registrant’s Class A common stock, Class B common stock and Preferred stock entitled to notice of, and to vote at, the Annual Meeting from Monday, March 23, 2020 to Tuesday, April 14, 2020.

We continue to monitor developments regarding COVID-19. In the interest of the health and well-being of our employees and stockholders, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we make this change, we will announce the decision to do so in advance of the June 4, 2020 meeting on the investor relations page of the Registrant’s website (www.genie.com).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Michael Stein
Name: Michael Stein
Title: Chief Executive Officer

Dated: March 25, 2020

3